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                                                                    EXHIBIT 23.2


                        INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Heartland Wireless Communications, Inc.:

We consent to (a) the incorporation by reference herein of our reports dated March 8, 1996, on the consolidated balance sheets of Heartland Wireless Communications, Inc. as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and the related schedule, which reports are included in the December 31, 1995 annual report on Form 10-K of Heartland Wireless Communications, Inc. and (b) the reference to our firm under the heading "Experts" in the prospectus.

Our report relating to the consolidated statements of Heartland Wireless Communications, Inc. refers to a change in the method of accounting for direct costs and installation fees related to subscriber installations in 1995.



                                                     /s/ KPMG PEAT MARWICK LLP
                                                     KPMG Peat Marwick LLP




Dallas, Texas
April 4, 1996